Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-188080, and 333-188082 on Form S-3 and Registration Statements Nos. 333-65807, 333-102044, 333-125067, 333-161398, 333-181111, and 333-188100 on Form S-8 of our report dated February 25, 2014, relating to the consolidated financial statements of UMB Financial Corporation and subsidiaries appearing in this Annual Report on Form 10-K of UMB Financial Corporation for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri

February 27, 2015